Comparison of change in value of $10,000 investment in Dreyfus International Growth Fund and the Morgan Stanley Capital International World ex-U.S.
Index

EXHIBIT A:

                                                   Morgan
                                                  Stanley
                                                  Capital
                            Dreyfus             International
                          International            World
   PERIOD                    Growth               ex-U.S.
                              Fund                Index *

  6/29/93                    10,000               10,000
  5/31/94                    12,232               11,485
  5/31/95                    11,277               12,076
  5/31/96                    12,713               13,409
  5/31/97                    13,649               14,513
  5/31/98                    14,798               16,165
  5/31/99                    12,428               16,792
  5/31/00                    17,625               19,869
  5/31/01                    12,674               16,415

*Source: Lipper Inc.





Comparison of change in value of $10,000 investment in Dreyfus Emerging Markets Fund and the Morgan Stanley Capital International Emerging
Markets Free Index

EXHIBIT A:

                                               Morgan
                                              Stanley
                                              Capital
                                          International
                          Dreyfus            Emerging
                         Emerging             Markets
   PERIOD                Markets                Free
                           Fund               Index *

  6/28/96                 10,000               10,000
  5/31/97                 11,407               10,709
  5/31/98                 9,342                7,678
  5/31/99                 10,608               7,944
  5/31/00                 12,363               9,354
  5/31/01                 12,241               7,323


*Source: Lipper Inc.